As filed with the Securities and Exchange Commission on August 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-2687639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 48304

(Address of Principal Executive Offices)(Zip Code)

TRIMAS CORPORATION 2011 OMNIBUS

INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Joshua A. Sherbin

Vice President, General Counsel and Corporate Secretary

TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 48304

Telephone: (248) 631-5497

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000	$37.73	$75,460,000	$10,292.75

(1)	This Registration Statement also covers such additional shares of common stock, par value $0.01 per share (the “Common Stock”), of TriMas Corporation, a Delaware corporation (the “Registrant”), as may become issuable pursuant to the anti-dilution provisions of the TriMas Corporation 2011 Omnibus Incentive Compensation Plan (the “Plan”).
(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 (the “Securities Act”) on the basis of the average of the high and low prices of the Common Stock on the NASDAQ Global Select Market on August 9, 2013, within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 2,000,000 shares of Common Stock under the Plan. Total awards under the Plan will not exceed in the aggregate 2,850,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8, Registration No. 333-179761, relating to the Plan, except that the provisions contained in Part II of such earlier Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-10716) for the year ended December 31, 2012, filed with the Commission on February 26, 2013;

(b)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-10716) for the quarterly period ended March 31, 2013, filed with the Commission on April 25, 2013, and for the quarterly period ended June 30, 2013, filed with the Commission on July 25, 2013;

(c)	The Registrant’s Current Reports on Form 8-K (File No. 001-10716), filed with the Commission on January 11, 2013, February 25, 2013, March 5, 2013, March 6, 2013, March 14, 2013, March 28, 2013, May 14, 2013 and August 5, 2013; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-17285), filed with the Commission on August 21, 2009.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1(a)	Fourth Amended and Restated Certificate of Incorporation of TriMas Corporation.

4.2(b)	Second Amended and Restated By-laws of TriMas Corporation.

4.3(c)	TriMas Corporation 2011 Omnibus Incentive Compensation Plan.

4.4(d)	Amendment No. 1 to the TriMas Corporation 2011 Omnibus Incentive Compensation Plan.

5.1	Opinion of Jones Day.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Jones Day (contained in its opinion filed as Exhibit 5.1 hereto).

(a)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-10716), filed on August 3, 2007.
(b)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-10716), filed on February 18, 2011.
(c)	Incorporated by reference to Exhibit 99.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-10716), filed on April 4, 2011.
(d)	Incorporated by reference to Appendix A filed with the Registrant’s Definitive Proxy Statement (File No. 001-10716), filed on April 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on August 16, 2013.

TRIMAS CORPORATION:

By:	/s/ David M. Wathen
David M. Wathen, C.E.O. & President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ David M. Wathen	Chief Executive Officer, President	August 16, 2013
David M. Wathen	and Director

/s/ A. Mark Zeffiro	Chief Financial Officer	August 16, 2013
A. Mark Zeffiro

/s/ Paul A. Swart	Controller and Chief Accounting Officer	August 16, 2013
Paul A. Swart

/s/ Samuel Valenti III	Chairman of the Board of Directors	August 16, 2013
Samuel Valenti III

/s/ Marshall A. Cohen	Director	August 16, 2013
Marshall A. Cohen

/s/ Richard M. Gabrys	Director	August 16, 2013
Richard M. Gabrys

/s/ Eugene A. Miller	Director	August 16, 2013
Eugene A. Miller

/s/ Daniel P. Tredwell	Director	August 16, 2013
Daniel P. Tredwell

EXHIBIT INDEX

Exhibit No.	Description

4.1(a)	Fourth Amended and Restated Certificate of Incorporation of TriMas Corporation.

4.2(b)	Second Amended and Restated By-laws of TriMas Corporation.

4.3(c)	TriMas Corporation 2011 Omnibus Incentive Compensation Plan.

4.4(d)	Amendment No. 1 to the TriMas Corporation 2011 Omnibus Incentive Compensation Plan.

5.1	Opinion of Jones Day.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Jones Day (contained in its opinion filed as Exhibit 5.1 hereto).

(a)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q (File No. 001-10716), filed on August 3, 2007.
(b)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-10716), filed on February 18, 2011.
(c)	Incorporated by reference to Exhibit 99.1 filed with the Registrant’s Current Report on Form 8-K (File No. 001-10716), filed on April 4, 2011.
(d)	Incorporated by reference to Appendix A filed with the Registrant’s Definitive Proxy Statement (File No. 001-10716), filed on April 5, 2013.